UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
WINLAND ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1950 Excel Drive
Mankato, Minnesota 56001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 4, 2010

Notice is hereby given that the 2010 Annual Meeting of Shareholders of Winland Electronics, Inc., a Minnesota corporation, will be held on Tuesday, May 4, 2010 at 3:30 p.m.  Attend the 2010 Annual Meeting online, vote your shares electronically and submit questions during the meeting, by visiting www.virtualshareholdermeeting.com/WEX and be sure to have your 12-Digit Control Number to enter the meeting.

The meeting will be held for the following purposes:

(1) to elect five (5) directors to hold office until the Annual Meeting of Shareholders in the year 2011 and until their successors are duly elected and qualified;

(2) to set the number of members of the Board of Directors at five (5);

(3) to ratify the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

 (4) to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Shareholders of record at the close of business on March 9, 2010, are entitled to notice of, and to vote at, the 2010 Annual Meeting.  Each shareholder is entitled to one vote for each share of common stock held at that time.  A list of these shareholders will be open for examination by any shareholder for any purpose germane to the 2010 Annual Meeting for a period of 10 days prior to the meeting at our principal executive office at 1950 Excel Drive, Mankato, Minnesota 56001 and electronically during the 2010 Annual Meeting at www.virtualshareholdermeeting.com/WEX  when you enter your 12-Digit Control Number.

You can vote by proxy by Internet, telephone or mail by following the instructions set forth below:

Voting by Internet: You can vote at www.proxyvote.com, 24 hours a day, seven days a week.  You will need the 12-digit control number included on your proxy card.

Voting by Telephone: You can vote using touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week.  You will need the 12-digit control number included on your proxy card.

Voting by Mail: You may complete, sign and return by mail the proxy card sent to you together with the printed copies of the proxy materials.  The proxy card should be mailed to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.  Please vote as soon as possible to record your vote promptly, even if you plan to attend the 2010 Annual Meeting on the Internet.

By Order of the Board of Directors

By:	/s/ Thomas J. Goodmanson
Thomas J. Goodmanson
Chairman

Mankato, Minnesota
March 25, 2010

Winland Electronics, Inc.
1950 Excel Drive
Mankato, Minnesota  56001

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 4, 2010

    This Proxy Statement is furnished to the shareholders of Winland Electronics Inc. (the “ Company ” or “ Winland”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “ Board of Directors ” or the “ Board ”) for use at the Annual Meeting of Shareholders of the Company to be held on May 4, 2010, at 3:30 p.m. (the “ 2010 Annual Meeting ” or the “ Meeting ”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

ATTENDING THE ANNUAL MEETING

    Winland will be hosting the 2010 Annual Meeting live via the Internet. A summary of the information you need to attend the Meeting online is provided below:

•	Any shareholder can attend the 2010 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com./WEX

•	Webcast starts at 3:30 p.m.

•	Shareholders may vote and submit questions while attending the Meeting on the Internet

•	Please have your 12-Digit Control Number to enter the Meeting

•	Webcast replay of the Meeting will be available until May 4, 2011 at www.virtualshareholdermeeting.com./WEX

ABOUT THE 2010 ANNUAL MEETING

Voting Procedures

    Shareholders of record at the close of business on March 9, 2010 (the “Record Date”), will be entitled to vote at the Meeting. On the Record Date, there were outstanding and entitled to vote 3,686,435 shares of the Company’s common stock (the “Company Shares” or the “Common Stock”). The holders of a majority of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum. The persons whom the Company appoints to act as independent inspectors of election will treat all Company Shares represented by a returned, properly executed proxy as present for purposes of determining the existence of a quorum at the Meeting. Each of the Company Shares will entitle the holder to one vote. Cumulative voting is not permitted. Votes cast at the Meeting will be counted by the independent inspector of election.

    If your shares are held in the name of your broker, dealer, bank, trustee or other nominee (i.e. street name), that party should give you instructions for voting your shares.  In these cases, you may vote directly over the Internet, telephone or mail.

    Abstentions and “broker non-votes” will be counted as present in determining the existence of a quorum. A broker non-vote occurs when a bank or broker holding shares of a beneficial shareholder does not vote on a particular proposal because it has not received instructions from the beneficial shareholder and the bank or broker does not have discretionary voting power for that particular item.

    Under applicable Minnesota law, approval of the proposal to set the number of directors at five requires the affirmative vote of the holders of the greater of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, and the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the 2010 Annual Meeting with authority to vote on such matter.

    The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the appointment of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants.

    Under the rules of the American Stock Exchange, brokers that do not receive voting instructions from their customers, who are the beneficial shareholders of the Company Shares, are only entitled to vote on the ratification of the appointment of Baker Tilly Virchow Krause LLP.  Under applicable Minnesota law, a broker non-vote will have the effect of a negative vote.

    The Board of Directors is soliciting your proxy to provide you with an opportunity to vote on all matters to come before the Meeting, whether or not you attend. You can ensure that your shares are voted at the Meeting by submitting your vote instructions by telephone, the Internet or by completing, signing, and dating a proxy card. Submitting your instructions or proxy by any of these methods will not affect your ability to attend and vote during the Meeting at www.virtualshareholdermeeting.com/WEX.

    A shareholder who gives a proxy may revoke it at any time before it is exercised by voting at the Meeting via the Internet, delivering a subsequent proxy or by notifying the Corporate Secretary of the Company in writing at any time before your original proxy is voted at the Meeting.

    The Board of Directors urges you to vote, and solicits your proxy, as follows:

    (1) FOR the election of five (5) nominees for membership on the Company’s Board of Directors: Messrs. de Petra, Krueger, Speckmann, Goodmanson and Brady, to serve until the Annual Meeting of Shareholders in the year 2011 and until their successors are duly elected and qualified;

    (2)  FOR the setting of number of members of the Board of Directors at five (5);

    (3) FOR the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010; and

    (4) At the discretion of the designated proxies, on any other matter that may properly come before the 2010 Annual Meeting, and any adjournment or postponement thereof.

Proxy Solicitation

Your proxy is being solicited by and on behalf of the Board of Directors of the Company. The expense of this proxy solicitation will be borne by the Company. Certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed by the Company for reasonable out-of-pocket expenses in connection with such solicitation.

The mailing address of the principal executive office of Winland Electronics is 1950 Excel Drive, Mankato, Minnesota 56001.  We expect that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to shareholders on or about March 25, 2010.

ELECTION OF DIRECTORS
(Proposals #1 and #2)

Our Bylaws provide that the number of directors shall be the number set by the shareholders, which shall be not less than one.  The Nominating/Governance Committee recommended to the Board of Directors that the number of directors be set at five and that the persons currently serving on the Board be nominated for re-election.  The Board of Directors unanimously recommends that the number of directors be set at five and that the five persons nominated be re-elected.

Under applicable Minnesota law, approval of the proposal to set the number of directors at five requires the affirmative vote of the holders of the greater of a majority of the voting power of the shares by proxy at the Annual Meeting with authority to vote on such matter, and the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the 2010 Annual Meeting with authority to vote on such matter.

If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors be duly elected and shall qualify.  All of the nominees are members of the present Board of Directors.  If, prior to the 2010 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unable to serve as a director after the 2011 Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Nominating/Governance Committee.  Alternatively, the Proxies may, at the Board’s discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrences.  The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

Name and Age of Director/Nominee	Age	Current Position With Winland Electronics, Inc.	Director Since
Thomas J. de Petra	63	President, Chief Executive Officer and Director	1994
Lorin E Krueger	54	Director	1983
Richard T. Speckmann	59	Director	2002
Thomas J. Goodmanson	40	Director	2007
Thomas J. Brady	45	Director	2008

Thomas de Petra was appointed Chief Executive Officer and President on May 6, 2008, and has been a Director of the Company since 1994. Mr. de Petra founded and was the president of Vantage Advisory Services LLC, providing management consulting and business advisory services. While serving as a self-employed management consultant, from 1996 to 2008, Mr. de Petra served in various interim executive officer roles. Mr. de Petra also served as Chief Executive Officer of Nortech Forest Technologies, Inc., a publicly traded company, from February 1996 to June 1997.

Lorin E. Krueger serves as a Director.  Mr. Krueger is currently the Chief Executive Officer and President of Route 66 Holding, a private investment holding company and Chief Executive Officer of Supply Tigers Inc., a B2B e-commerce company.  From June 1, 2001 to January 2, 2008, Mr. Krueger served as President and Chief Executive Officer of the Company and as President of the Company from January 1999 until June of 2001 when he assumed the additional role of Chief Executive Officer.  Mr. Krueger has served as a Director of the Company since 1983. Mr. Krueger served as the Company’s Chief Operating Officer, and other executive officer positions in the Company, from 1983 until January of 1999.  Mr. Krueger was one of the founding partners of the Company.

Richard T. Speckmann serves as a Director and Chairman of the Compensation Committee and Nominating/Governance Committee.  He is the Chief Executive Officer and President of EmPerform, Inc., a company that evaluates employee performance and productivity, since March 2004.  He served as Chief Executive Officer of Outside the Box, Inc. and as President of Amcon Construction Company, LLC April 2001 to November 2002.  From January 1997 to March 2001, Mr. Speckmann, a partner of Art Holdings Corporation, served as its President.

Thomas J. Goodmanson serves as a Director and Chairman of the Board.  He is the President and Chief Executive Officer, of Calabrio, Inc., a leading provider of workforce optimization and unified desktop software for IP-based contact centers.  From March 2006 to January 2008, Mr. Goodmanson served as the Chief Financial and Administrative Officer of Gelco Information Network, Inc., a leading provider of global software-as-a-service and other on-demand business services. From September 1999 to March 2006, Mr. Goodmanson was Chief Financial Officer of Magenic Technologies. From August 1992 to September 1999, he was a senior manager at KPMG, LLP and is a CPA, inactive, in the state of Minnesota.

Thomas J. Brady serves as a Director and Chairman of the Audit Committee.  He is the Chief Financial Officer of Digineer, Inc., an IT consulting firm, which he joined in October 2006.  At Digineer, he is responsible for all aspects of internal and external financial reporting, as well as information technology, legal, operations and general administration. Previously, Mr. Brady spent 19 years with KPMG, LLP, most recently as Audit Partner, where he was responsible for corporate audits in a wide range of companies and industries with revenues ranging from under $10 million to over $1 billion.

Required Vote

Under applicable Minnesota law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FIVE NOMINEES: MESSRS.  DE PETRA, KRUEGER, SPECKMANN, GOODMANSON AND BRADY.

CORPORATE GOVERNANCE

Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws.  Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.  The corporate governance practices that we follow are summarized below.

Independence

The Board has determined that a majority of its members are “independent” as defined by the listing standards of the American Stock Exchange.  Our independent directors are Richard T. Speckmann, Thomas J. Goodmanson and Thomas J. Brady.  In the last three years, there have been no transactions, relationships or arrangements, other than in connection with service on our Board, between the independent directors and Winland Electronics, Inc.

Code of Ethics and Business Conduct

The Board has approved a Code of Ethics and Business Conduct that applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer and controller.  The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading.  The Code of Ethics and Business Conduct is available free of charge to any shareholder who sends a request for a copy to Winland Electronics, Inc., Attn. Chief Financial Officer, 1950 Excel Drive, Mankato, Minnesota 56001, and it is also available on our website at www.winland.com.  We intend to disclose on our website any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer and controller relating to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.  Late in 2003, we contracted with an independent professional organization to provide anonymous hotline services that permit our employees to communicate any concerns about behavior or practices of Winland Electronics, its employees, officers or directors.  This service began January 1, 2004 which is still currently used and was established to assist the Board of Directors in effective internal control.

Meeting Attendance

Board and Committee Meetings.  Directors are required to attend a minimum of 75% of Board and committee meetings.  During fiscal 2009, the Board held six (6) meetings.  Each director attended 100% of the meetings of the Board and the committees on which such director served.

Annual Meeting of Shareholders.  Directors are encouraged to attend our annual meetings of shareholders; however, there is no formal policy regarding attendance at annual meetings.  All directors were in attendance for our 2009 annual meeting of shareholders.

Executive Sessions of the Board

An executive session of non-management directors is held at least once a year.  In 2009, the Board held two (2) executive sessions and the Audit Committee held four (4) executive sessions.

Committees of the Board

Our Board of Directors has four standing committees, the Audit Committee, the Compensation Committee, Nominating/Governance Committee and the Merger and Acquisition Committee.  Each of the current members of these committees is a non-employee independent director.

     Audit Committee.  The Audit Committee is comprised of Thomas J. Brady (Chairman), Thomas J. Goodmanson and Richard T. Speckmann.  Messrs. Brady and Goodmanson are "audit committee financial experts" as defined by Item 401(e) of Regulation S-K under the Securities Act of 1933.  Mr. Brady has a degree in accounting and is an inactive CPA in the state of Minnesota.  He currently serves as Chief Financial officer of Digineer, Inc., an end-to-end e-business solutions provider.  Mr. Goodmanson has a degree in accounting and is an inactive CPA in the State of Minnesota.  He currently serves as President and Chief Executive Officer of Calabrio, Inc. a leading provider of workforce optimization and unified desktop software for IP-based contact centers.  We acknowledge that the designation of Messrs. Brady and Goodmanson as audit committee financial experts does not impose on Messrs. Brady and Goodmanson any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Messrs. Brady and Goodmanson as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.  The Audit Committee reviews the selection and work of our independent registered public accounting firm and the adequacy of internal controls for compliance with corporate policies and directives.  The Report of Audit Committee is included on page 11.  During 2009, the Audit Committee met four (4) times.  Our independent registered public accounting firm was present at all of these meetings.

Compensation Committee.  The Compensation Committee is comprised of Richard T. Speckmann (Chairman), Thomas J. Goodmanson and Thomas J. Brady.  This committee determines the compensation of the Chief Executive Officer; and, taking into consideration any recommendations by the Chief Executive Officer, it also determines the compensation for our other executive officers.   The committee makes recommendations to the Board of Directors with respect to incentive compensation plans.  This committee is vested with the same authority as the Board of Directors with respect to the administration of our equity plans.  During 2009, the Compensation Committee met once.

Nominating/Governance Committee.  The Nominating/Governance Committee is comprised of Richard T. Speckmann (Chairman), Thomas J. Brady and Thomas J. Goodmanson.  This committee recommends to the Board of Directors nominees for vacant positions on the Board, sets goals for the Board and monitors the achievement of such goals.  This committee will consider a candidate for director proposed by a shareholder. Governance Principles contain criteria that may be applied in the evaluation of nominees for a position on its Board. Under these Principles, the Board performs on a regular basis an assessment of the skills and characteristics needed by the Board in the context of the current composition of the Board and the Board’s succession plan. Skills and characteristics to be considered include: (i) judgment; (ii) experience; (iii) skills; (iv) accountability and integrity; (v) financial literacy; (vi) leadership abilities; (vii) industry knowledge; (viii) diversity (both in perspectives as well as board heterogeneity); (ix) other Board appointments; and (x) independence.  A shareholder who wants to propose a candidate must comply with the provisions of our Bylaws regarding nominations for the election of directors.  The policies of the committee are described more fully in the Nominating/Governance Committee’s Report on page 10.  During 2009, the Nominating/Governance Committee met once.

Merger & Acquisition (M&A) Committee.  The M&A Committee is comprised of Thomas J. Brady (Chairman), Thomas J. Goodmanson and Richard T. Speckmann.  This committee was formed on August 31, 2009 in order to review, evaluate and determine the fairness to the Company and its disinterested shareholders any proposal which may come to the Company by third parties to acquire the Company, and if so (i) seek other possible buyers for the Company, (ii) negotiate on behalf of the Company and (iii) to recommend to the Board of Directors whether to enter into any agreement with respect to the sale of the Company.  During 2009, the M&A Committee met twice.

Communications with the Board

Shareholders may communicate directly with the Board of Directors.  All communications, other than shareholder proposals and director nominations which must comply with certain other requirements as discussed under “Shareholder Proposals and Nominations of Director Candidates” on page 13, should be directed to our Chief Financial Officer at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the entire Board.  The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures.  Shareholder communications to the Board should be sent to:

Glenn A. Kermes, Chief Financial Officer
Winland Electronics, Inc.
1950 Excel Drive
Mankato, MN 56001

Compensation to Non-Employee Directors

Cash Compensation.  In addition to being reimbursed for out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings, the non-employee directors receive the following fees:

Retainer:
•	$1,200 per month for service on the Board, with the Chairman receiving an additional $22,000 per year.
Meeting Fees:
•	$1,200 for Board meeting attendance.
•	$1,200 for Audit Committee meeting attendance, with the chairman of the Audit Committee receiving an additional $1,200 per meeting.
•
$800 for Compensation Committee or Nominating/Governance Committee meeting attendance, with the chairman of each of the Compensation Committee and the Nominating/Governance Committee receiving an additional $750 per meeting.

•	The Chairman of the M&A Committee receives a monthly fee of $1,000.

Equity Compensation.  Our 2008 Equity Incentive Plan provides for automatic option grants to each non-employee director.  Each non-employee director who is elected for the first time as a director is granted a nonqualified option to purchase 5,500 shares of Common Stock.  Each non-employee director who is re-elected as a director or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted a five-year nonqualified option to purchase 5,500 shares of Common Stock.  No director shall receive more than one option pursuant to the formula plan in any one fiscal year.  All options granted pursuant to these provisions are granted at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, and they are immediately exercisable.   On May 5, 2009, each of our non-employee directors received an option to purchase 5,500 shares at $0.63 per share.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)	Options to purchase shares of stock (#)(3)
Thomas J. Goodmanson	$50,000	$2,932	$52,932	16,500
Thomas J. Brady	37,800	2,932	40,732	16,500
Richard T. Speckmann	31,050	2,932	33,982	27,500
Lorin E. Krueger	21,600	2,932	24,532	11,000

(1)	The amounts consist of the cash fees paid to the non-employee directors as described in “Cash Compensation” above.

(2)
The amounts reflect the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009 in accordance with FASB ASC 718-10-50-1 for stock option awards automatically granted to non-employee directors in fiscal year 2009 pursuant to our 2008 Equity Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 7 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

(3)	The amounts reflect the total number of options held by each director to purchase shares of the Company’s common stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued for our last fiscal year to our Chief Executive Officer, Chief Financial Officer and our two highest paid executive officers whose total compensation earned or accrued for fiscal year 2009 exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Thomas J. de Petra	2009	$202,295	$-	$-	$202,295
Chief Executive Officer and President
Glenn Kermes	2009	$185,269	$5,628	$1,901	$192,798
Chief Financial Officer and Executive Vice President
David A. Kuklinski	2009	$165,141	$-	$-	$165,141
Vice President of Sales and Marketing
Warren E. Mitchell	2009	$149,568	$-	$-	$149,568
Vice President of Operations and Supply

(1)
The amounts reflect the fair value awarded in accordance with FASB ASC 718-10-50-1 for stock option awards granted pursuant to our 2008 Equity Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 7 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

(2)	Other Annual compensation for fiscal year 2009 consists of contributions to our 401(k) plan for the named executive officer’s benefit.

Employment Agreements

Thomas J. de Petra.   On May 6, 2008, Winland entered into an employment agreement with Thomas J. de Petra, Chief Executive Officer and President which continues until either party terminates such agreement as provided in the agreement.  Pursuant to the terms of the agreement, Mr. de Petra’s base salary beginning on April 24, 2008 is $202,000 and is subject to review at least annually.  Pursuant to the employment agreement, if Mr. de Petra’s employment is terminated by Winland without cause or by Mr. de Petra for good reason, Mr. de Petra is entitled to his base salary for twelve months and health care benefits for six months; provided, however, if such termination occurs within two years after a change of control, Mr. de Petra will be entitled to an amount equal to his salary and bonus payments for the two completed fiscal years immediately preceding termination payable over the 24 months following the termination. During employment with Winland and for one year following termination of such employment, Mr. de Petra has agreed that he will not compete with Winland or solicit any of its employees, customers or contractors for employment or business purposes.

Glenn A. Kermes.  On December 31, 2007, Winland entered into an Amendment to Employment Agreement with Glenn Kermes, Chief Financial Officer, dated January 23, 2007, which agreement continues until either party terminates such agreement as provided in the agreement. Pursuant to the terms of the amendment, Mr. Kermes’ base salary beginning January 1, 2009 is $185,000 and is subject to review at least annually. Pursuant to the employment agreement, as amended, if the Mr. Kermes’ employment is terminated by Winland without cause or by Mr. Kermes for good reason, Mr. Kermes is entitled to his base salary for six months and health care benefits for three months; provided, however, if such termination occurs within two years after a change of control, Mr. Kermes will be entitled to an amount equal to his salary and bonus payments for the one completed fiscal year immediately preceding termination payable over the 12 months following the termination. During employment with Winland and for one year following termination of such employment, pursuant to the amendment, Mr. Kermes has agreed that he will not compete with Winland or solicit any of its employees, customers or contractors for employment or business purposes.

Warren E. Mitchell.  On February 4, 2008, Winland entered into an employment agreement with Warren Mitchell as the Company’s Executive Supply Chain Leader.  On June 11, 2008, Winland promoted Mr. Mitchell to Vice President of Operations and Supply.  Mr. Mitchell’s base salary beginning January 1, 2009 is $149,350 and is subject to review at least annually pursuant to the agreement.  Pursuant to the employment agreement, Mr. Mitchell’s employment may be terminated by Winland or by Mr. Mitchell for any or no reason.  If, during the first six months of the new CEO’s employment, Mr. Mitchell is terminated without cause, or due to an organization restructure, Mr. Mitchell will be entitled to 6 months of his base salary.  Also, if Mr. Mitchell is terminated (outside of the first six months of the new CEO’s employment) without cause or is impacted during a potential change of control of the company, his severance will be four months of the his base salary.  During employment with Winland and for one year following termination of such employment, Mr. Mitchell has agreed that he will not compete with Winland or solicit any of its employees, customers or contractors for employment or business purposes.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable		Option Exercise Price ($)	Option Expiration Date
Thomas J. de Petra	5,500	--		$4.11	05/10/2015
	5,500	--		$4.48	05/09/2016
	5,500	--		$3.28	05/08/2017
	10,000	40,000	(1)	$1.74	05/06/2014

Glenn A. Kermes	21,600	14,400	(2)	$3.33	10/02/2012
	7,200	10,800	(3)	$2.55	11/08/2013
	2,400	9,600	(4)	$0.70	01/15/2015

David A. Kuklinski	5,400	21,600	(5)	$1.36	09/02/2014
	1,800	7,200	(6)	$0.71	12/05/2014

Warren E. Mitchell	10,800	16,200	(7)	$2.13	02/04/2014
	1,800	7,200	(8)	$1.60	06/11/2014

(1)	The stock option was granted on May 6, 2008. The option vests to the extent of 10,000 shares annually on the first five anniversary dates of the date of grant.

(2)	The stock option was granted on October 2, 2006. The option vests to the extent of 7,200 shares annually on the first five anniversary dates of the date of grant.

(3)	The stock option was granted on November 8, 2007. The option vests to the extent of 3,600 shares annually on the first five anniversary dates of the date of grant.

(4)	The stock option was granted on January 15, 2009. The option vests to the extent of 2,400 shares annually on the first five anniversary dates of the date of grant.

(5)	The stock option was granted on September 2, 2008. The option vests to the extent of 5,400 shares annually on the first five anniversary dates of the date of grant.

(6)	The stock option was granted on December 5, 2008. The option vests to the extent of 1,800 shares annually on the first five anniversary dates of the date of grant.

(7)	The stock option was granted on February 4, 2008. The option vests to the extent of 5,400 shares annually on the first five anniversary dates of the date of grant.

(8)	The stock option was granted on June 11, 2008. The option vests to the extent of 1,800 shares annually on the first five anniversary dates of the date of grant.

OWNERSHIP OF COMMON STOCK BY
MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table provides information as of March 9, 2010 concerning the beneficial ownership of our Common Stock by (i) the persons known by us to own more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) the named executive officers in the Summary Compensation Table and (iv) all current executive officers and directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.  As of March 9, 2010, there were 3,686,435 shares of our Common Stock issued and outstanding.

Name (and Address of 5% Owner) or Identity of Group	Number of Shares Beneficially Owned(1)		Percent of Class (1)
Lorin E. Krueger	111,000	(2)	3.0%
Thomas J. de Petra	64,041	(3)	1.7%
Richard T. Speckmann	36,100	(4)	*
Glenn A. Kermes	35,200	(5)	*
Thomas J. Goodmanson	33,500	(6)	*
Thomas J. Brady	28,800	(7)	*
Warren Mitchell	12,600	(8)	*
David Kuklinski	7,200	(9)	*
FMR LLC	337,600	(10)	9.2%
All Executive Officers and Directors as a Group (9 Individuals)	328,441	(11)	8.6%

*           Less than 1% of the outstanding shares of Common Stock.

(1)
Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days.  Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual’s right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2)	Includes 11,000 shares which may be purchased by Mr. Krueger upon exercise of currently exercisable options. Mr. Krueger’s address is 517 River Hills Road, Mankato MN 56001.

(3)	Includes 36,500 shares which may be purchased by Mr. de Petra upon exercise of currently exercisable options.
(4)	Includes 27,500 shares which may be purchased by Mr. Speckmann upon exercise of currently exercisable options.

(5)	Includes 31,200 shares which may be purchased by Mr. Kermes upon exercise of currently exercisable options.

(6)	Includes 16,500 shares which may be purchased by Mr. Goodmanson upon exercise of currently exercisable options.

(7)	Includes 12,000 shares held by Mr. Brady’s spouse and 16,500 shares which may be purchased by Mr. Brady upon exercise of currently exercisable options.

(8)	Consists of 12,600 shares which may be purchased by Mr. Mitchell upon exercise of currently exercisable options.

(9)	Consists of 7,200 shares which may be purchased by Mr. Kuklinski upon exercise of currently exercisable options.

(10)
According to a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010 by FMR LLC (“FMR”) and Edward C. Johnson III, Chairman and principal shareholder of FMR, the shares are beneficially owned by Fidelity Management & Research Company (“Fidelity Research”) as an investment adviser to various investment companies (the “Funds”), including Fidelity Low Priced Stock Fund (“Fidelity Fund”), with Mr. Johnson, FMR and the Funds each having the sole power to dispose of such shares and the Funds’ Boards of Trustees having the sole power to vote or direct the vote of such shares.  Fidelity Research and Fidelity Fund are wholly-owned subsidiaries of FMR.  The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(11)	Includes 154,500 shares which may be purchased by executive officers and directors upon exercise of currently exercisable options.

NOMINATING/GOVERNANCE COMMITTEE REPORT

The Nominating/Governance Committee is comprised of independent directors.  In accordance with its written charter, the Nominating/Governance Committee assists the Board of Directors with fulfilling its responsibility regarding any matters relating to corporate governance including selection of candidates for our Board of Directors.  Its duties shall include oversight of the principles of corporate governance by which Winland Electronics and the Board shall be governed; the codes of ethical conduct and legal compliance by which Winland Electronics and its directors, executive officers, employees and agents will be governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson and other Board members.  In addition, the Nominating/Governance Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of Winland Electronics, nominating and screening of Board member candidates, evaluating the performance of Board members and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board.  When a director’s principal occupation or business association changes substantially, such director shall tender a letter of resignation to the Board through the Nominating/Governance Committee, which resignation will be considered and acted upon in a manner that is best for the Board and Winland Electronics.

The Nominating/Governance Committee will consider candidates for nomination as a director recommended by shareholders.  Governance Principles contain criteria that may be applied in the evaluation of nominees for a position on its Board. Under these Principles, the Board performs on a regular basis an assessment of the skills and characteristics needed by the Board in the context of the current composition of the Board and the Board’s succession plan. Skills and characteristics to be considered include: (i) judgment; (ii) experience; (iii) skills; (iv) accountability and integrity; (v) financial literacy; (vi) leadership abilities; (vii) industry knowledge; (viii) diversity (both in perspectives as well as board heterogeneity); (ix) other Board appointments; and (x) independence.

Shareholders who wish to recommend one or more candidates for director to the Nominating/Governance Committee must provide written recommendation to the Chief Financial Officer.  Notice of a recommendation must include the shareholder’s name, address and the number of shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, ten-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any.  The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.  Winland Electronics may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.  In addition, the Bylaws permit shareholders to nominate directors for consideration at a meeting of shareholders at which one or more directors are to be elected.  For a description of the process for nominating directors in accordance with the Bylaws, see “Shareholder Proposals for the 2011 Annual Meeting” on page 13.

 A copy of the current Nominating/Governance Committee Charter is available on our website at www.winland.com.

Members of the Nominating/Governance Committee
Richard T. Speckmann, Chairman
Thomas J. Goodmanson
Thomas J. Brady

 REPORT OF AUDIT COMMITTEE

The Board maintains an Audit Committee comprised of the three outside directors.  The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Listing Standards of the American Stock Exchange (“AMEX”) that governs audit committees, Section 121(B), including the requirement that audit committee members all be “independent directors” as that term is defined by AMEX Listing Standards Section 121(A).

The Audit Committee has established a Disclosure Committee, comprised of executives and senior managers who are actively involved in the disclosure process, to specify, coordinate and oversee the review procedures that are used each quarter, including at fiscal year end, to prepare our periodic and current SEC reports.

In accordance with its written charter adopted by the Board (available on our website), the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Winland.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)           reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61, as amended; and

(3)
reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No.1 and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission.

Members of the Audit Committee
Thomas J. Brady, Chairman
Thomas J. Goodmanson
Richard T. Speckmann

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal #3)

General Information

Baker Tilly Virchow Krause, LLP provided services in connection with the audit of our financial statements for the year ended December 31, 2009, assistance with our Annual Report submitted to the Securities and Exchange Commission on Form 10-K and filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting.  In determining the independence of Baker Tilly Virchow Krause, LLP, the Board of Directors considered whether the provision of non-audit services is compatible with maintaining Baker Tilly Virchow Krause, LLP’s independence.

Required Vote

The proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as independent registered public accountants will require the affirmative vote of a majority of the votes cast at the 2010 Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF BAKER TILLY VIRCHOW KRAUSE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY’S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Baker Tilly Virchow Krause, LLP was selected as our independent registered public accounting firm on May 29, 2009.  Representatives of Baker Tilly Virchow Krause, LLP are expected to be present at the 2010 Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters if they so desire, and will be available to respond to appropriate questions from our shareholders.

McGladrey & Pullen, LLP served as our independent registered public accounting firm from May 1998 to May 2009.

Audit Fees

We paid the following fees to Baker Tilly Virchow Krause, LLP for fiscal 2009:
2009
Audit Fees	$34,000
Tax Fees	0
$34,000

We paid the following fees to McGladrey & Pullen, LLP or its affiliated entity RSM McGladrey, Inc. for fiscal years 2008 and 2009:
	2008	2009
Audit Fees	$193,000	$129,000
Tax Fees	37,000	0
	$230,000	$129,000

Audit fees are professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-K and 10-Q.  Tax fees include fees for services provided in connection with tax planning and tax compliance.

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining accountants’ independence and has determined that such services are compatible with maintaining accountants’ independence.

Pre-Approval Policy

The Audit Committee has not formally adopted a policy for pre-approval of all audit and non-audit services by its independent auditors, but it has routinely approved all audit and permitted non-audit services to be performed for Winland by its independent auditors.

CERTAIN TRANSACTIONS

During the two most recent fiscal years, we have not had any transactions in which any director or executive officer, or any other member of the immediate family of any director or executive officer, had a material direct or indirect interest reportable under applicable Securities and Exchange Commission rules, and there are no such transactions proposed.

OTHER MATTERS

Management knows of no other matters to be presented at the 2010 Annual Meeting.  However, if other matters are properly presented, it is the intention of the persons designated as the Company’s proxy to vote in accordance with their judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received, we believe that, during fiscal year 2009, all of our executive officers, directors and greater than ten-percent beneficial owners complied with the applicable filing requirements.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Under the SEC Rules, we are required to provide the following information to you based on the assumption that the date for our annual meeting in 2011 will not deviate more than thirty (30) days from the date for the 2010 Annual Meeting.  Any appropriate proposal submitted by a shareholder of Winland and intended to be presented at the 2011 annual meeting of shareholders must be received by us by December 13, 2010 to be considered for inclusion in our proxy statement and related proxy for our annual meeting in 2011.  Also, our Bylaws permit shareholders to make nominations for the election of directors and propose business to be brought before any regular meeting of shareholders, provided advance written notice of such nomination or proposal is received by us after February 7, 2011, but on or before March 11, 2011.  According to our Bylaws, a shareholder nomination or proposal received outside of this time period will be considered untimely and the chairman of the meeting shall refuse to acknowledge such untimely nomination or proposal.

We will inform you of any changes of the aforesaid dates in a timely manner and will provide notice of the new dates in our earliest possible quarterly report on Form 10-Q.

Any shareholder nomination or proposal must provide the information required by our Bylaws and comply with any applicable laws and regulations.  All submissions should be made to the Secretary of Winland Electronics at our principal offices at 1950 Excel Drive, Mankato, Minnesota 56001.

ANNUAL REPORT

A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2009, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement.  No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K.  WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES.  REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF WINLAND ELECTRONICS, INC., 1950 EXCEL DRIVE, MANKATO, MINNESOTA 56001.  YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF MARCH 9, 2010, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2010 ANNUAL MEETING OF SHAREHOLDERS.

By Order of the Board of Directors

By:	/s/ Thomas J. Goodmanson
Thomas J. Goodmanson
Chairman

Mankato, Minnesota
March 25, 2010

WINLAND ELECTRONICS, INC.

1950 EXCEL DRIVE
MANKATO, MN 56001

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY INTERNET DURING THE MEETING - www.virtualshareholdermeeting.com/WEX
You may attend the Meeting on May 4, 2010 via the Internet at www.virtualshareholdermeeting.com/WEX and vote during the Meeting using the 12-Digit Control Number.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M20030-P88850 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WINLAND ELECTRONICS, INC.

The Board of Directors recommends a vote FOR the proposals regarding:

	For All	Withhold All	For All Except
(1) Election of five nominees for membership on the Company's Board of Directors to serve until the Annual Meeting of Shareholders in the year 2011 and until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) Thomas J. de Petra
02) Lorin E. Krueger
03) Richard T. Speckmann
04) Thomas J. Goodmanson
05) Thomas J. Brady

Please be sure to sign and date this Proxy in the box below.

Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.

The above signed acknowledges receipt from Winland Electronics, Inc. prior to the execution of this proxy, of a Notice of the Annual Meeting of Shareholders, a Proxy Statement and an Annual Report to Shareholders.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date